SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to Vote of Security Holders.

(a)                                 On May 16, 2013, the annual meeting of shareholders of Eagle Bancorp, Inc. (the “Company”) was held for the purposes of:

1.              electing four (4) directors to serve until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.              ratifying the appointment of Stegman & Company as the Company’s independent registered public accountants for the year ended December 31, 2013; and

3.              voting on a non-binding advisory resolution approving the compensation of our named executive officers.

(b)                                 (1)                                 The name of each director elected at the meeting, and the votes cast for such persons, votes withheld and broker non-votes  are set forth below.

Name	For	Withheld	Broker Non-votes

Leslie M. Alperstein	15,337,963	2,221,676	2,685,170
Robert P. Pincus	12,779,171	4,780,468	2,685,170
Donald R. Rogers	12,613,231	4,946,408	2,685,170
Leland M. Weinstein	14,643,957	2,915,682	2,685,170

(2)                                 The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm is as set forth below:

For	Against	Abstain	Broker Non-votes
20,035,858	182,619	26,332	0

(3)                                 The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the nonbinding advisory resolution approving the compensation of our executive officers is as set forth below:

For	Against	Abstain	Broker Non-votes
10,933,919	6,440,139	185,581	2,685,170

(c)                                  There have been no settlements between the Company and any other person with respect to terminating any solicitation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: May 17, 2013